Fourth Quarter 2017 Investor Presentation

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Two Harbors Investment Corp. Overview (1) 3 1) On November 1, 2017, the company distributed to its common stockholders the 33,071,000 shares of Granite Point Mortgage Trust Inc. (“Granite Point”) (NYSE: GPMT) common stock it had acquired in connection with the contribution of its commercial real estate portfolio to Granite Point. Due to the company’s controlling ownership interest in Granite Point until November 1, 2017, Granite Point’s results of operations and financial condition through such date are included in the company’s financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Because the company no longer has a controlling interest in Granite Point, it has reclassified all of Granite Point’s current and prior period results of operations to discontinued operations. On November 1, 2017, the company also completed a one-for-two reverse stock split of its outstanding shares of common stock. In accordance with U.S. generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split. Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2017.  Residentially-focused mortgage REIT formed in 2009  Substantial total stockholder return outperformance since our inception relative to peers  Proven stability in book value, especially during volatile periods  Sophisticated and differentiated approach to risk management and hedging  Diversified financing profile and strong balance sheet A LEADING HYBRID MORTGAGE REIT

Two Harbors Snapshot 4 1) Assets in “Rates” include Agency RMBS, MSR and other interest rate sensitive assets. Assets in “Credit” include non-Agency securities and other credit sensitive assets. 2) Two Harbors’ total stockholder return calculated for the period October 29, 2009 through December 31, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 3) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company’s inception, whichever is later, through December 31, 2017. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust (“Silver Bay”) and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE and NLY. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period. 209% total stockholder return since our inception(2) $22.4 billion hybrid portfolio comprised of Rates and Credit strategies(1) $2.8 billion market capitalization 20.1% substantial book value growth since our inception(3) -1.8% difference in book value volatility compared to mortgage REIT average since our inception(3) $3.6 billion stockholders’ equity KEY DIFFERENTIATING FACTORS  Strategy of pairing MSR with Agency RMBS  Utilize variety of instruments to hedge interest rate exposure  Unique portfolio of legacy non-Agency securities

-20.0% 10.0% 40.0% 70.0% 100.0% 130.0% 160.0% 190.0% 220.0% 10/29/2009 12/29/2010 2/29/2012 4/30/2013 6/30/2014 8/31/2015 10/31/2016 TWO BBG REIT MTG Index Substantial Total Stockholder Return Outperformance 5 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through December 31, 2017. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. • Outperformed peer group by over 75% since our inception • Delivered total stockholder return of 209% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 132% over the same period of time(2) 209% 132% (2) (1) 12/31/2017

# Proven Book Value Stability...

## BOOK VALUE STABILITY AND GROWTH

- Book value has grown by 20.1% since our inception through December 31 2017, when adjusted to include the value of the Granite Point and Silver Bay stock distributions to Two Harbors stockholders[1][2]
- Peer average over same time period is (23.3%)[1][3]



20.1%(1)(2)
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
(65.0%)
TWO
Co. A
Co. B
Co. C
Co. D
Co. E
Co. F
Co. G
Co. H

1) Book value growth since our inception is measured from December 31, 2009 through December 31, 2017.
2) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.
3) Companies A-H and peer average represent comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.

6

# …Particularly Through Volatile Times

## REFLECTS SOPHISTICATED APPROACH TO RISK MANAGEMENT AND HEDGING

- Proven stability of book value through times of volatility: in the 2013 "taper tantrum" Two Harbors outperformed its peers by over 1,700 basis points[1][2]

**2013 Annual Return on Book Value**



12.0%
8.0%
4.0%
0.0%
(4.0%)
(8.0%)
(12.0%)
10.4%(1)
(7.2%)(1)(2)
TWO
Peer Average

- Importantly, these results were achieved with less book value volatility than comparable mortgage REIT peers

| | Mortgage REIT Average[4] | TWO[5] | Difference |
|---|---|---|---|
| Book value volatility since our inception[3] | 11.6% | 9.8% | (1.8%) |
| Book value volatility in 2013[3] | 8.9% | 2.9% | (6.0%) |
| Book value volatility in 2016[3] | 3.5% | 1.5% | (2.0%) |

1) Return on book value for 2013 measured from 12/31/2012 to 12/31/2013.
2) Peer average represents comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.
3) Book value volatility since our inception is measured from 12/31/2009 or the company's inception, whichever is later, through 12/31/2017. Book value volatility for 2013 is measured from 12/31/2012 to 12/31/2013 and for 2016 is measured from 12/31/2015 through 12/31/2016. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.
4) Mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE and NLY .
5) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.

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Investment Portfolio Overview 8 HISTORICAL CAPITAL ALLOCATION PORTFOLIO COMPOSITION(1) $22.4 BILLION PORTFOLIO AS OF DECEMBER 31, 2017 (1) For additional detail on the portfolio, see Appendix slides 16-20. (2) Assets in “Rates” include Agency RMBS, MSR and other interest rate sensitive assets. (3) Assets in “Credit” include non-Agency securities and other credit sensitive assets. (4) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which is now reflected in discontinued operations. (5) Represents capital allocation to the Rates and Credit strategies if Granite Point shares had been distributed on September 30, 2017. Agency $18.3b MSR $1.1b Non-Agency $3.0b Rates(2) $19.4b Credit(3) $3.0b December 31, 2016 September 30, 2017 September 30, 2017 excluding GPMT(5) December 31, 2017 Rates(2) 58% 55% 66% 68 % Credit(3) 27% 29% 34% 32 % Commercial(4) 15% 16% —% — %

Rates Strategy 9 RATES STRATEGY DESIGNED TO GENERATE STRONG RETURNS WITH LOW VOLATIL IT Y AND MINIMAL INCOME AND BOOK VALUE EXPOSURE TO RATE CHANGES • Significant MSR platform of over $100 billion in unpaid principal balance pairs well with Agency RMBS holdings ― Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk ― Mitigates adverse impact to book value in spread widening scenario • Roughly 20% of capital allocated to MSR and expect this to increase over time • Low-to-mid double digit expected returns with minimal interest rate and mortgage spread risk • Addition of financing for MSR is beneficial to growing portfolio and enhancing returns • Opportunity and ability to capitalize on Fed's tapering of RMBS reinvestments in potentially wider mortgage spread environment

Curve Exposures Short end of the curve - income effect Long end of the curve - book value effect Income change to increasing rates Market value change to increasing rates Repo Fixed rate Agency RMBS LIBOR received on swaps MSR Non-Agency floating-rate MBS Swaps Float income from MSR Swaptions/mortgage options Net income exposure to changes in rates(1) Book value exposure to changes in rates(2) +25 basis points 2.4% +25 basis points (0.7%) +50 basis points 4.4% +50 basis points (3.2%) Protecting Book Value and Income: Interest Rates 10 HEDGING ACROSS THE CURVE Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors’ financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. (1) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates. (2) Represents estimated change in equity value for theoretical parallel shift in interest rates. Change in equity market capitalization is adjusted for leverage. As of 2/28/18, estimated book value exposure to a +25 basis point increase was (0.8%) and +50 basis point increase was (1.1%)

Protecting Book Value and Income: Mortgage Spreads 11 Mortgage Spreads Change in Agency RMBS and Mortgage Derivatives Change in MSR Total Overall Rates Strategy Change 25 basis points wider ($161) $52 ($109) (3.1%) 15 basis points wider ($88) $32 ($56) (1.6%) 15 basis points tighter $113 ($35) $78 2.2% 25 basis points tighter $174 ($60) $114 3.2% BOOK VALUE SENSITIVITY TO MORTGAGE SPREADS(1) (1) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates. • Utilize variety of hedging tools including MSR, swaps, and swaptions/mortgage options leads to reduced book value sensitivity to changes in mortgage spreads

Credit Strategy 12 (1) Weighted average market price utilized current face for weighting purposes. Please see slide 20 in the Appendix for more information on our legacy non-Agency securities portfolio. (2) “Non-QM” stands for non-qualified mortgage. (3) Source: CoreLogic Home Price Index rolling 12-month change as of December 2017. UNIQUE NON-AGENCY PORTFOLIO DRIVES ATTRACTIVE TOTAL RETURNS • Non-Agency securities holdings of $3.0 billion; primarily positioned in deeply discounted legacy subprime non-Agency RMBS • Better underlying performance drives: ― Attractive yields ― Book value growth ― Strong total return opportunities from price appreciation • Average legacy market price of ~$76 creates opportunity to capture additional upside(1) • Ability to capitalize on new credit opportunities including credit risk transfer and non-QM credit(2) RESIDENTIAL CREDIT TAILWINDS • Home prices continue to improve; CoreLogic Home Price Index up 6.6% on a rolling 12-month basis(3) ― Home prices expected to increase 4-6% in 2018(3) ― Supported by affordability, low housing supply and strong demand • Continued re-equification has potential to result in strong performance for deeply discounted residential credit holdings ― Drives increased prepayments, and lower loan-to-value ratios (LTV), delinquencies, defaults and severities

Credit Strategy 13 (1) Legacy non-Agency portfolio assumptions scenario is provided for illustration purposes only. Actual results of the portfolio may differ materially. Metrics associated with legacy non-Agency P&I portfolio only. (2) Yield-to-maturity is based on projected assumptions and the actual results of the portfolio may differ materially. (3) Source: Nomura research. (4) LTV scenario is provided for illustration purposes only. Actual results of the portfolio may differ materially. HPA in base and bullish scenarios assume approximately 3% and 6% HPA per year, respectively. Metrics associated with legacy non-Agency P&I portfolio only. Current LTV 3-Year Horizon(4) Base Assumptions Upside Scenario 69 Amortization Effect 64 64 HPA Effect 63 58 Combined 58 53 Fourth Quarter 2017 Base Assumptions (Forward LIBOR) Upside Scenario (Forward LIBOR) Delinquency 27% Liquidation / Loss 33% / 15% 27% / 9% 3 mo. Severity 45 36 mo. Severity 48 40 3 mo. CPR 6 36 mo. CPR 5 8 3 mo. Yield 8 Yield-to-maturity(2) 10 12 ILLUSTRATIVE LEGACY NON- AGENCY P&I PORTFOLIO ASSUMPTIONS (1) 0 1 2 3 4 5 6 7 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 Dec-17 C on st a n t P re p a ym e n t Spe e d ( C P R ) SUBPRIME NON-AGENCY CPR(3)

Optimizing Financing Profile and Capital Structure 14 (1) Excludes non-usage, commitment and other fees associated with facility. DEBT-TO-EQUITY • 5.9x at December 31, 2017; excluding the consolidation of Granite Point, the company’s debt-to-equity ratio would have been 5.8x at September 30, 2017 • Maintain substantial liquidity to opportunistically take advantage of market opportunities PREFERRED STOCK ISSUANCES • $726 million issued with weighted average dividend rate of 7.6% • Accounts for approximately 20% of capital base RATES – AGENCY RMBS • Outstanding repurchase agreements of $17.4 billion with 23 active counterparties • Outstanding secured FHLB advances of $1.2 billion with weighted average borrowing rate of 1.79% • Repo markets functioning efficiently for RMBS; new counterparties entering market and larger counterparties favoring pool spreads versus treasuries CREDIT – NON-AGENCY SECURITIES • Outstanding borrowings of $1.9 billion with 15 active counterparties • Market for non-Agency securities has seen improvement in both advance rates and spreads in 2017 RATES – MSR • Closed a 2-year, $300 million financing facility with a large banking counterparty to finance Fannie Mae MSR collateral – Financial terms are 48.75% advance rate at LIBOR +225 basis points(1) • Outstanding borrowings of $20.0 million under revolving credit facilities; additional available capacity of $70.0 million • Continue to advance other MSR financing discussions

Appendix

Rates: Agency RMBS Metrics 16 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q3- 2017 At September 30, 2017 Realized Q4- 2017 At December 31, 2017 Agency yield 3.0% 3.0% 3.1% 3.1 % Repo and FHLB costs 1.4% 1.5% 1.5% 1.6 % Swap costs 0.1% (0.1%) — % 0.1 % Net interest spread 1.5% 1.6% 1.6% 1.4 % Portfolio Metrics Q3-2017 Q4-2017 Weighted average 3-month CPR(1) 8.0% 7.6 % Weighted average cost basis(2) $106.6 $106.6 AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 69.7% 30-Year Fixed 3-3.5% 24.6% 30-Year Fixed 5% & above 2.7% IO & Inverse IO 1.6% Hybrid ARMs and Other 1.4%

Rates: Agency RMBS 17 As of December 31, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $4,371 $4,510 95.9% $4,570 3.5% 13 4.0-4.5% 11,991 12,765 99.1% 12,812 4.2% 17 ≥ 5.0% 453 501 100.0% 489 5.4% 90 16,815 17,776 98.3% 17,871 4.1% 18 Hybrid ARMs 22 23 — % 23 5.0% 166 Other 245 245 0.6% 242 4.9% 153 IOs and IIOs 3,530 286 (2) — % 310 3.1% 104 Total $20,612 $18,330 95.4% $18,446 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $195.1 million of IOs and $91.0 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 18 As of September 30, 2017 As of December 31, 2017 Fair value ($M) $930.6 $1,086.7 Unpaid principal balance ($M) $88,789.8 $101,344.1 Weighted average coupon 3.9% 3.9 % Original FICO score(2) 753 753 Original LTV 73% 74% 60+ day delinquencies 0.3% 0.5 % Net servicing spread 25.4 basis points 25.3 basis points Vintage: Pre-2009 0.4% 0.3% 2009-2012 15.4% 13.1 % Post 2012 84.2% 86.6% (1) Excludes residential mortgage loans for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency Securities Metrics 19 LEGACY NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $57.27 at December 31, 2017. Portfolio Yield Realized Q3- 2017 At September 30, 2017 Realized Q4- 2017 At December 31, 2017 Non-Agency yield 8.1% 7.7% 7.6% 7.5 % Repo and FHLB costs 3.0% 3.0% 3.0% 3.0 % Swap costs — % — % — % — % Net interest spread 5.1% 4.7% 4.6% 4.5 % LEGACY NON-AGENCY CPR Non-Agency: Loan Type September 30, 2017 December 31, 2017 Sub-prime 79% 81 % Option-ARM 10% 9 % Prime 2% 1 % Alt-A 9% 9 % Portfolio Metrics Q3-2017 Q4-2017 Weighted average 3-month CPR 6.4% 6.4 % Weighted average cost basis(1) $60.0 $59.9

# Credit: Legacy Non-Agency Securities

| As of December 31, 2017 | Senior Bonds | Mezzanine Bonds | Total P&I |
|---|---|---|---|
| **Portfolio characteristics:** | | | |
| Carrying value ($M) | $1,790.5 | $762.3 | $2,552.8 |
| % of non-Agency portfolio | 70.1% | 29.9% | 100.0% |
| Average purchase price(1) | $57.57 | $65.36 | $59.89 |
| Average coupon | 2.8% | 2.3% | 2.6% |
| Weighted average market price(2) | $75.06 | $79.17 | $76.24 |
| | | | |
| **Collateral attributes:** | | | |
| Average loan age (months) | 137 | 145 | 139 |
| Average loan size ($K) | $370 | $356 | $366 |
| Average original Loan-to-Value | 69.3% | 68.8% | 69.1% |
| Average original FICO(3) | 636 | 573 | 617 |
| | | | |
| **Current performance:** | | | |
| 60+ day delinquencies | 22.9% | 20.3% | 22.1% |
| Average credit enhancement(4) | 7.5% | 16.1% | 10.0% |
| 3-Month CPR(5) | 6.1% | 7.1% | 6.4% |

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $55.07, $62.73 and $57.27, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

20

# Financing

*$ in millions*

| Outstanding Borrowings and Maturities[1] | Repurchase Agreements | FHLB Advances | Revolving Credit Facilities | Convertible Notes | Total Outstanding Borrowings | Percent (%) |
|---|---|---|---|---|---|---|
| Within 30 days | $ 4,269.5 | $ – | $ – | $ – | $ 4,269.5 | 20.4% |
| 30 to 59 days | 3,831.1 | – | – | – | 3,831.1 | 18.3% |
| 60 to 89 days | 3,458.9 | – | | – | 3,458.9 | 16.5% |
| 90 to 119 days | 2,452.4 | – | – | – | 2,452.4 | 11.7% |
| 120 to 364 days | 5,326.8 | – | 20.0 | – | 5,346.8 | 25.5% |
| One to three years | 112.5 | 815.0 | – | – | 927.5 | 4.4% |
| Three to five years | – | – | – | 282.8 | 282.8 | 1.3% |
| Ten years and over[2] | – | 400.0 | – | – | 400.0 | 1.9% |
| | $ 19,451.2 | $ 1,215.0 | $ 20.0 | $ 282.8 | $ 20,969.0 | 100.0% |

| Collateral Pledged for Borrowings[3] | Repurchase Agreements | FHLB Advances | Revolving Credit Facilities[5] | Convertible Notes | Total Collateral Pledged | Percent (%) |
|---|---|---|---|---|---|---|
| Available-for-sale securities, at fair value[4] | $ 20,489.4 | $ 1,273.7 | $ – | n/a | $ 21,763.1 | 97.0% |
| Derivative assets, at fair value | 90.9 | – | – | n/a | 90.9 | 0.4% |
| Mortgage servicing rights, at fair value | 424.7 | – | 159.5 | n/a | 584.2 | 2.6% |
| | $ 21,005.0 | $ 1,273.7 | $ 159.5 | n/a | $ 22,438.2 | 100.0% |

(1) Weighted average of 7.8 months to maturity.
(2) Includes FHLB advances of $0.4 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $53.8 million.
(4) Includes unsettled sales of available-for-sale securities included in due from counterparties on the consolidated balance sheet.
(5) Revolving credit facilities over-collateralized due to operational considerations.

21

Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers 2018 $4.3 1.155% 1.508% 0.5 2019 5.5 1.767% 1.386% 1.8 2020 5.5 1.945% 1.509% 2.9 2021 2.4 1.788% 1.628% 3.9 2022 and after 5.2 1.764% 1.516% 6.4 $22.9 1.694% 1.493% 3.0 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2020 0.2 1.391% 1.642% 2.6 2021 0.5 1.357% 1.327% 3.1 2022 and after 4.9 1.475% 2.325% 8.3 $5.6 1.462% 2.211% 7.7 Interest Rate Swaps 22 (1) Notional amount includes $570.0 million in forward starting interest rate swaps as of December 31, 2017. (2) Weighted averages exclude forward starting interest rate swaps. As of December 31, 2017, the weighted average fixed pay rate on interest rate swaps starting in 2018 was 2.1%.

Interest Rate Swaptions 23 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $21.4 $17.7 4.0 $7,200 2.27% 3M LIBOR 3.8 Receiver <6 Months $4.7 $3.0 3.7 $2,300 3M LIBOR 2.10% 10.0 Sale Contracts: Payer <6 Months ($8.0 ) ($5.6 ) 4.7 ($1,693 ) 2.70% 3M LIBOR 10.0 Receiver <6 Months ($16.3 ) ($4.7 ) 5.2 ($5,141 ) 3M LIBOR 1.89% 5.6